UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 31, 2006
COOPER TIRE & RUBBER COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-04329	34-4297750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lima Avenue, Findlay, Ohio		45840

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(419) 423-1321

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
     On October 31, 2006, Cooper Tire & Rubber Company, a Delaware corporation (the “Company”) notified its directors and officers that, in connection with the transition of the administrative services with respect to its plans, including Cooper Tire & Rubber Company Pre-Tax Savings Plan (Clarksdale), The Standard Products Company Collectively Bargained Savings and Retirement Plan, Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana), Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay) and Cooper Tire & Rubber Company Spectrum Investment Savings Plan (collectively, the “Plans”) to Principal Financial Group®, a blackout period with respect to the Plans will be in effect beginning at 4:00 p.m. E.T. on November 27, 2006. The blackout period will end at 5:00 p.m. E.T. on December 5, 2006. The Company provided its notice to the directors and executive officers in accordance with Rule 104 of Regulation BTR.
     A copy of the notice is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Notice of Blackout Period to Directors and Executive Officers of Cooper Tire & Rubber Company dated October 31, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY

By:	/s/ James E. Kline

Name:	James E. Kline
Title:	Vice President, General Counsel and Secretary
Date: October 31, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Notice of Blackout Period to Directors and Executive Officers of Cooper Tire & Rubber Company dated October 31, 2006.